UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2017

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 521-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Loews Corporation (the “Company”) is furnishing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K originally furnished to the Securities and Exchange Commission (the “SEC”) on February 6, 2017. The purpose of this Amendment No. 1 is to announce revised financial results for the quarter and year ended December 31, 2016.

On February 13, 2017, Diamond Offshore Drilling, Inc. (“Diamond Offshore”), a 53% owned subsidiary of the Company announced it has revised its previously announced preliminary earnings for the quarter and year ended December 31, 2016. The revision resulted from Diamond Offshore’s discovery during the process of completing its year-end financial reporting process that its liability for uncertain tax positions, in certain foreign jurisdictions, did not appropriately reflect changes in foreign exchange rates. The majority of the impact was related to the devaluation of the Egyptian Pound which occurred primarily in the fourth quarter of 2016. As a result of that revision, the Company’s previously reported net income and book value per share have also been revised as follows:

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2016	2015	2016	2015
Net income as previously reported	$268	$(201)	$632	$260
Net income as revised	290	(201)	654	260

Net income (loss) per share as previously reported	$0.79	$(0.58)	$1.87	$0.72
Net income (loss) per share as revised	$0.86	$(0.58)	$1.93	$0.72

	December 31,
	2016	2015
Book value per share as previously reported	$53.89	$51.67
Book value per share excluding AOCI as previously reported	54.56	52.72

Book value per share as revised	$53.96	$51.67
Book value per share excluding AOCI as revised	54.62	52.72

The information under Item 2.02 of this Form 8-K/A is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: February 13, 2017	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President, General Counsel and Secretary

3